UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 20, 2015

Rhino Resource Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-34892	27-2377517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250 Lexington, Kentucky 40503
(Address of principal executive offices) (Zip Code)

(859) 389-6500
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The information included in Item 7.01 is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 20, 2015, Rhino Resource Partners LP (the "Partnership") issued a press release announcing a cash distribution of $0.05 per common unit for the quarter ended December 31, 2014, or $0.20 per unit on an annualized basis.  This distribution will be paid on February 13, 2015 to all common unitholders of record as of the close of business on January 30, 2015.  The Partnership also announced via press release an operations update for the quarter ended December 31, 2014 and related matters. A copy of the Partnership's press release is attached hereto as Exhibit 99.1.

The information in this Form 8-K and in the attached Exhibit 99.1 is being furnished to the Securities and Exchange Commission pursuant to Items 2.02 and 7.01 of Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated January 20, 2015

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rhino Resource Partners LP
January 20, 2015	By:	Rhino GP LLC, Its General Partner
	By:	/s/ WHITNEY C. KEGLEY
	Name:	Whitney C. Kegley
	Title:	Vice President, Secretary and General Counsel

Exhibit Index
99.1	Press release dated January 20, 2015